SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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March 21, 2019

Dear MQR Fund Investor:

As a shareholder of the ACR Multi-Strategy Quality Return (MQR) Fund (the MQR Fund or the Fund), you (or your authorized representative) should have recently received a Proxy Statement dated February 22, 2019 (along with other related materials, collectively referred to as the Statement). We are writing to provide you with a quick summary of the Statement and to urge you to vote "FOR" the proposed change (the Proposal).

As more completely explained in the Statement, the MQR Fund was founded as a non-diversified fund - which means that its holdings may be more concentrated than those of a fund that is classified as diversified. However, due to market conditions, ACR Alpine Capital Research, LLC (ACR - the Fund's advisor), has not fully deployed the Fund's cash position and as a result the Fund has (in practice) operated as a diversified fund. If a non-diversified fund operates in a diversified fashion for three consecutive years, shareholder approval is required to change the classification from diversified back to non-diversified.

ACR believes that current market conditions are appropriate for more complete deployment of the Fund's cash position and that classification as a non-diversified fund is critical to properly executing the Fund's strategy. This change will benefit the Fund by providing ACR with the flexibility to hold larger positions in the securities of fewer issuers when it believes doing so will benefit the Fund in pursuing its investment objective. Therefore, we are asking you to vote "FOR" the Proposal - please note that the Board of Trustees for the Fund unanimously recommends that you cast your vote in this way.

The Statement explains that a special meeting of shareholders will be held on April 26, 2019 (the Shareholder Meeting) and that it is important that you vote your shares before that date - there are several ways to vote:

•	By mail - Return the proxy card enclosed with the Statement in the attached self-addressed, postage-paid envelope.
•	By telephone - Call the number printed on the proxy card.
•	By Internet - Access the website address www.proxyvote.com, which is also printed on the proxy card.
•	In person - Attend the Shareholder Meeting , as described in the Statement.

Further information, including a Questions and Answers section, may be found in the Statement. You may also call the Fund's proxy information line at (844) 749-3637 - representatives are available Monday through Friday from 9 am until 10 pm Eastern time.

8000 Maryland Avenue, Suite 700 | Saint Louis, MO 63105

t 314.932.7600 | f 314.932.1111 | 877.849.7733 | acr-invest.com

an alpine investment management, llc group

Letter to MQR Fund Investors

March 21, 2019

Page Two

I encourage you to read this letter carefully and consider the reasons why ACR is taking this important step on behalf of the Fund's shareholders. I also suggest that you contact us personally if you have any questions or need further information. Our Senior Client Relations Associate Chip Tow may be reached at (314) 925-1758 or ctow@acr-invest.com, and I am generally available at either (314) 925-1812 or smace@acr-invest.com. Thank you for your confidence in our firm and for your investment in the Fund.

Sincerely,

Stephen A. Mace, CFA

President